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                                                                  EXHIBIT 23.3


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INDEPENDENT AUDITORS CONSENT AND REPORT ON SCHEDULE


We consent to the use in this Amendment No. 1 to the Registration Statement of Goodrich Petroleum Company on Form S-4 of our report on Patrick Petroleum Company dated March 20, 1995, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Patrick Petroleum Company listed on Item 21(b). This financial statement schedule is the responsibility of Patrick Petroleum Company management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Detroit, Michigan
May 25, 1995



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